SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Fifth Street, NW

Suite 700

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Compensation Committee and the Board of Directors of Corautus Genetics Inc. (“Corautus”) approved amendments to the Employment Agreements for its Senior Vice President - Chief Scientific Officer, Yawen L. Chiang, its Vice President- Finance and Administration and Chief Accounting Officer, Jack W. Callicutt, and its Vice President- Business Development, Michael Steele. The amendments to the Employment Agreements were executed on, and effective as of, May 15, 2006. The amendments are designed to provide for retention incentives for these officers.

The amendment to Dr. Chiang’s Employment Agreement provides that she will receive a cash retention payment of $55,000 if she is employed by Corautus on September 30, 2006, and an additional cash retention payment of $55,000 if she is employed by Corautus on March 31, 2007. Concurrently with the execution of the amendment, Dr. Chiang was granted a nonqualified stock option to purchase 100,000 shares of Corautus’ common stock under the Corautus Genetics Inc. 2002 Stock Plan.

The amendment to Mr. Callicutt’s Employment Agreement provides that he will receive a cash retention payment of $35,000 if he is employed by Corautus on September 30, 2006, and an additional cash retention payment of $35,000 if he is employed by Corautus on March 31, 2007. Concurrently with the execution of the amendment, Mr. Callicutt was granted a nonqualified stock option to purchase 80,000 shares of Corautus’ common stock under the Corautus Genetics Inc. 2002 Stock Plan.

The amendment to Mr. Steele’s Employment Agreement provides that he will receive a cash retention payment of $25,000 if he is employed by Corautus on September 30, 2006, and an additional cash retention payment of $25,000 if he is employed by Corautus on March 31, 2007. Concurrently with the execution of the amendment, Mr. Steele was granted a nonqualified stock option to purchase 60,000 shares of Corautus’ common stock under the Corautus Genetics Inc. 2002 Stock Plan.

With regard to all of the above stock options, the per share option exercise price is $0.85 and was determined based on the last market closing price prior to the date of grant, which was May 12, 2006. The options become exercisable with respect to one half of the option shares on March 31, 2007, and with respect to the remaining one half of the option shares on March 31, 2008, in each case only in the event the officer is employed by Corautus on such vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: May 15, 2006	/s/ Jack W. Callicutt
Jack W. Callicutt Vice President - Finance and Administration, Chief Accounting Officer, and Assistant Secretary